ARTICLES OF AMENDMENT

              ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

     AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by reclassifying all of the Class A and Class B shares of AllianceBernstein High Yield Portfolio Common Stock as Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock.

     SECOND: The Charter of the Corporation is hereby amended by reclassifying all of the Class A and Class B shares of AllianceBernstein Global Bond Portfolio Common Stock as Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock.

     THIRD: The Charter of the Corporation is hereby amended by reclassifying all of the Class A and Class B shares of AllianceBernstein Americas Government Income Portfolio Common Stock as Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock.

     FOURTH: The Charter of the Corporation is hereby amended by reclassifying all of the Class A and Class B shares of AllianceBernstein Global Dollar Government Portfolio Common Stock as Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock.

     FIFTH: Upon effectiveness of this amendment to the Charter:

     (a) All of the existing assets and liabilities of AllianceBernstein High Yield Portfolio shall be assigned, transferred, delivered and conveyed to AllianceBernstein U.S. Government/High Grade Securities Portfolio and shall become assets and liabilities belonging to AllianceBernstein U.S.
Government/High Grade Securities Portfolio.

     (b) All of the outstanding Class A and Class B shares of AllianceBernstein High Yield Portfolio Common Stock will be reclassified into that number of full and fractional shares of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, par value $.001 per share, determined by dividing the value of the assets less the liabilities of AllianceBernstein High Yield Portfolio attributable to shares of Class A held by stockholders and shares of Class B held by stockholders by the then net asset value of one Class A and Class B share of AllianceBernstein U.S. Government/High Grade Securities Portfolio, as applicable, determined as of the close of regular session trading on the New York Stock Exchange on the day of effectiveness of this amendment. Fractional shares shall be rounded to the second decimal place.

     (c) Open accounts on the share records of AllianceBernstein High Yield Portfolio in the name of each Class A and Class B stockholder of AllianceBernstein High Yield Portfolio Common Stock shall be established representing the appropriate number of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, respectively, deemed to be owned by each such stockholder as a result of the reclassification.

     SIXTH: Upon effectiveness of this amendment to the Charter:

     (a) All of the existing assets and liabilities of AllianceBernstein Global Bond Portfolio shall be assigned, transferred, delivered and conveyed to AllianceBernstein U.S. Government/High Grade Securities Portfolio and shall become assets and liabilities belonging to AllianceBernstein U.S.
Government/High Grade Securities Portfolio.

     (b) All of the outstanding Class A and Class B shares of AllianceBernstein Global Bond Portfolio Common Stock will be reclassified into that number of full and fractional shares of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, par value $.001 per share, determined by dividing the value of the assets less the liabilities of AllianceBernstein Global Bond Portfolio attributable to shares of Class A held by stockholders and shares of Class B held by stockholders by the then net asset value of one Class A and Class B share of AllianceBernstein U.S. Government/High Grade Securities Portfolio, as applicable, determined as of the close of regular session trading on the New York Stock Exchange on the day of effectiveness of this amendment. Fractional shares shall be rounded to the second decimal place.

     (c) Open accounts on the share records of AllianceBernstein Global Bond Portfolio in the name of each Class A and Class B stockholder of AllianceBernstein Global Bond Portfolio Common Stock shall be established representing the appropriate number of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, respectively, deemed to be owned by each such stockholder as a result of the reclassification.

     SEVENTH: Upon effectiveness of this amendment to the Charter:

     (a) All of the existing assets and liabilities of AllianceBernstein Americas Government Income Portfolio shall be assigned, transferred, delivered and conveyed to AllianceBernstein U.S. Government/High Grade Securities Portfolio and shall become assets and liabilities belonging to AllianceBernstein U.S. Government/High Grade Securities Portfolio.

     (b) All of the outstanding Class A and Class B shares of AllianceBernstein Americas Government Income Portfolio Common Stock will be reclassified into that number of full and fractional shares of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, par value $.001 per share, determined by dividing the value of the assets less the liabilities of AllianceBernstein Americas Government Income Portfolio attributable to shares of Class A held by stockholders and shares of Class B held by stockholders by the then net asset value of one Class A and Class B share of AllianceBernstein U.S. Government/High Grade Securities Portfolio, as applicable, determined as of the close of regular session trading on the New York Stock Exchange on the day of effectiveness of this amendment. Fractional shares shall be rounded to the second decimal place.

     (c) Open accounts on the share records of AllianceBernstein Americas Government Income Portfolio in the name of each Class A and Class B stockholder of AllianceBernstein Americas Government Income Portfolio Common Stock shall be established representing the appropriate number of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, respectively, deemed to be owned by each such stockholder as a result of the reclassification.

     EIGHTH: Upon effectiveness of this amendment to the Charter:

     (a) All of the existing assets and liabilities of AllianceBernstein Global Dollar Government Portfolio shall be assigned, transferred, delivered and conveyed to AllianceBernstein U.S. Government/High Grade Securities Portfolio and shall become assets and liabilities belonging to AllianceBernstein U.S. Government/High Grade Securities Portfolio.

     (b) All of the outstanding Class A and Class B shares of AllianceBernstein Global Dollar Government Portfolio Common Stock will be reclassified into that number of full and fractional shares of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, par value $.001 per share, determined by dividing the value of the assets less the liabilities of AllianceBernstein Global Dollar Government Portfolio attributable to shares of Class A held by stockholders and shares of Class B held by stockholders by the then net asset value of one Class A and Class B share of AllianceBernstein U.S. Government/High Grade Securities Portfolio, as applicable, determined as of the close of regular session trading on the New York Stock Exchange on the day of effectiveness of this amendment. Fractional shares shall be rounded to the second decimal place.

     (c) Open accounts on the share records of AllianceBernstein Global Dollar Government Portfolio in the name of each Class A and Class B stockholder of AllianceBernstein Global Dollar Government Portfolio Common Stock shall be established representing the appropriate number of Class A and Class B shares of AllianceBernstein U.S. Government/High Grade Securities Portfolio Common Stock, respectively, deemed to be owned by each such stockholder as a result of the reclassification.

     NINTH: This amendment shall not increase the authorized capital stock of the Corporation and does not amend the description of any class of stock as set forth in the Charter.

     TENTH: The amendment to the charter of the Corporation as herein set forth has been approved by the Board of Directors of the Corporation.

     ELEVENTH: This amendment to the charter of the Corporation will be effective on April 28, 2008, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Andrew L. Gangolf, the Assistant Secretary of the Corporation, this 28th day of April, 2008. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendments of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                        ALLIANCEBERNSTEIN VARIABLE
                                        PRODUCTS SERIES FUND, INC.


                                        By: /s/ Marc O. Mayer
                                            ----------------------
                                            Marc O. Mayer
                                            President

WITNESS:


/s/ Andrew L. Gangolf
------------------------------
Andrew L. Gangolf
Assistant Secretary

SK 00250 0456 875551